POWER OF ATTORNEY
AND
CONFIRMING STATEMENT

KNOW ALL PERSONS BY THESE PRESENTS, that Carey S. Roberts, whose signature appears below, designates, appoints, and constitutes, and hereby confirms the designation, appointment and constitution of, each of Nevin S. Boparai, and Matthew R. Wright as her true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, for the sole and limited purpose to execute and file on her behalf all Form ID Applications and Forms 3, 4 and 5 (including any amendments thereto) that she may be required to file with the U.S. Securities and Exchange Commission and the New York Stock Exchange as a result of her direct or indirect ownership of, or transactions in, securities of Ventas, Inc. and its subsidiary companies. The undersigned hereby further grants unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate said execution and filing, fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact. The authority of Nevin S. Boparai, and Matthew R. Wright under this Power of Attorney and Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s direct or indirect ownership of or transactions in securities of Ventas, Inc. and its subsidiary companies unless earlier revoked in writing. The undersigned acknowledges that Nevin S. Boparai, and Matthew R. Wright are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

Date: March 5, 2020	Signed:	/s/ Carey S. Roberts
	Printed Name:	Carey S. Roberts

STATE OF ILLINOIS)

COUNTY OF COOK)

SUBSCRIBED AND SWORN to before me by Carey S. Roberts, this 5th day of March, 2020.

/s/ Georgina Parra
Georgina Parra
Notary Public

My Commission expires: July 16, 2023